EXHIBIT 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED FORBEARANCE

AND MODIFICATION AGREEMENT

This Fifth Amendment to Amended and Restated Forbearance and Modification Agreement (this “Amendment”) is made as of December 23, 2005 by and among World Health Alternatives, Inc., a Florida corporation (“World Health”), Better Solutions, Inc., a Pennsylvania corporation (“BSI”), JC Nationwide, Inc. (f/k/a MedTech Medical Staffing of Boca Raton, Inc.), a Delaware corporation (“JC”), MedTech Medical Staffing of New England, Inc., a Delaware corporation (“MedTech Medical”), MedTech Franchising, Inc., a Delaware corporation (“MedTech Franchising”), World Health Staffing, Inc., a California corporation (“World Health California”), World Health Staffing, Inc. (f/k/a MedTech Medical Staffing of Orlando, Inc.), a Delaware corporation (“World Health Delaware”; World Health, BSI, JC, MedTech Medical, MedTech Franchising, World Health California and World Health Delaware are referred to herein individually and collectively, as “Borrower”), and CapitalSource Finance LLC, a Delaware limited liability company (“Lender”).

R E C I T A L S:

WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Forbearance and Modification Agreement, dated as of September 15, 2005 (as amended and modified from time to time, the “Forbearance Agreement”); and

WHEREAS, Borrower and Lender desire to amend the Forbearance Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions; Recitals. All capitalized terms used but not elsewhere defined in this Amendment shall have the respective meanings ascribed to such terms in the Forbearance Agreement, as amended hereby. The recitals set forth above are incorporated herein by this reference thereto as though fully set forth below.

2. Amendment to Section 1.4. Section 1.4 of the Forbearance Agreement is hereby amended to delete the date “December 23, 2005” where it appears therein and insert in substitution therefor the date “January 6, 2006”.

3. Amendment to Section 2.5. Section 2.5 of the Forbearance Agreement is hereby amended in its entirety to read as follows:

“2.5. In response to Borrower’s request, Lender is willing to forebear until the Forbearance Termination Date from exercising its rights and remedies under the Loan Documents and under applicable law as a result of the existence of the Designated Defaults provided that such forbearance is on the terms and conditions set forth in this Agreement (and, for the sake of clarity, in no event shall such forbearance extend beyond January 6, 2006) and, further provided, that such forbearance does not waive the Designated Defaults or any other default or Event of Default that has arisen or may arise in the future or otherwise prejudice the rights and remedies of Lender.”

4. IRS, Landlords Agreements. Borrower agrees to use its best efforts to obtain, prior to January 6, 2006, an executed agreement with the Internal Revenue Service providing for payment of all unpaid taxes in installments on terms acceptable to Lender in its Permitted Discretion. Borrower shall obtain prior to January 6, 2006, executed Landlords Agreements as required under the Loan Documents from the lessors of the real properties listed on Exhibit B attached hereto, in form acceptable to Lender.

5. Cash Flow Forecast. The parties agree that the Cash Flow Forecast attached hereto as Exhibit A shall constitute the Cash Flow Forecast for the period from the date of this Amendment to the Forbearance Termination Date.

6. Costs and Expenses. In consideration of the extension of the term of the forbearance, Borrower agrees to reimburse Lender for all out of pocket costs and expenses incurred in the preparation, negotiation and execution of this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the expenses and fees of counsel for Lender.

7. Ratification of Existing Agreements. Borrower reaffirms all of the terms, conditions, representations and warranties under the Loan Documents and the Forbearance Agreement and acknowledges that all of the Obligations are, by execution of this Amendment, ratified and confirmed in all respects by Borrower. Borrower further reaffirms the grant of all liens and security interests under the Loan Documents and notwithstanding the execution and delivery of this Amendment, the Loan Documents and the Forbearance Agreement remain in full force and effect and the rights and remedies of Lender thereunder and the liens and security interests created and provided thereunder remain in full force and effect and shall not be affected or impaired hereby.

8. No Waiver by Lender. Lender shall not be deemed to have waived any or all of its rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Documents and which upon Borrower’s execution and delivery of this Amendment might otherwise exist or which might hereafter occur. The failure of Lender at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained herein, in the Forbearance Agreement or in the Loan Documents shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof; and, no rights of Lender hereunder shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer of Lender and directed to such Person specifying such waiver. No waiver by Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion at any time and from time to time. All terms and conditions of the Loan Documents remain in full force and effect except to the extent specifically modified by the Forbearance Agreement.

9. Severability. If any term or provision of this Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

10. Conditions Precedent. This Amendment shall become effective upon satisfaction of each of the following conditions, which, in each case, are in form and substance satisfactory to Lender in its sole and absolute discretion and such satisfaction shall be evidenced by a written confirmation of same by Lender to Borrower: (a) Except as expressly set forth in the Forbearance Agreement and herein, the representations and warranties of Borrower set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects; (b) Except as expressly set forth in the Forbearance Agreement and herein, no Event of Default or Termination Event shall have occurred and be continuing; and (c) the following shall have been delivered to Lender, each duly authorized and executed and in form and substance satisfactory to Lender: (i) this Amendment, and (ii) such other instruments, documents, certificates, consents, waivers and opinions as Lender reasonably may request. The date on which all of the conditions set forth in this Section 10 have been satisfied (or waived by Lender) is referred to herein as the “Effective Date.”

11. Representations and Warranties. Each Borrower hereby represents and warrants that: (a) such Borrower is duly organized, validly existing and in legal good standing in the jurisdiction of incorporation or formation of such Borrower and that such Borrower has the power and authority to enter into this Amendment; (b) such Borrower has duly executed and delivered this Amendment and constitutes the valid, binding and legal obligation of each such Borrower; (c) this Amendment is not being entered into by such Borrower with the intent to hinder or defraud any person; and (d) the recitals set forth in this Amendment are true, accurate and complete.

12. Release of Claims. Borrower hereby represents and warrants that there are no liabilities, claims, suits, debts, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the “Claims”), which Borrower may have or claim to have against Lender or any of its affiliates, agents, employees, officers, directors, representatives, attorneys, successors, or assigns (collectively, the “Lender Released Parties”), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including without limitation any Claims arising with respect to the Forbearance Agreement, Credit Agreement or any Loan Documents. Borrower hereby releases, acquits, and forever discharges the Lender Released Parties from any and all Claims that Borrower may have or claim to have, relating to or arising out of or in connection with this Amendment, the Forbearance Agreement, the Credit Agreement or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the Effective Date of this Amendment. Borrower further agrees forever to refrain from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding against any Lender Released Parties with respect to any and all Claims.

13. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AMENDMENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE UNDERLYING TRANSACTIONS. EACH OBLIGOR CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

14. No Third-Party Beneficiaries. There are no third-party beneficiaries to this Amendment or to the Forbearance Agreement.

15. Counterparts. This Amendment may be executed in multiple counterparts (which counterparts may be delivered by means of facsimile transmission or comparable electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

16. Governing Law. This Amendment shall be in all respects interpreted according to the laws of the State of Maryland, without reference to the State of Maryland’s conflicts of law principles.

17. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

18. Limited Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Forbearance Agreement except as expressly provided for in this Amendment.

19. Acknowledgment/Waiver of Legal Counsel; Drafting of Agreement. Borrower represents and warrants that: (a) it is represented by legal counsel of its choice, is fully aware of the terms contained in this Amendment and has voluntarily and without coercion or duress of any kind, entered into this Amendment and the documents executed in connection with this Amendment; or (b) it has knowingly and intentionally waived its right to have legal counsel of their choice review and represent it with respect to the negotiation and preparation of this Amendment. Borrower further represents and warrants and acknowledges and agrees that it has participated in the drafting of this Amendment.

20. Agreement Controls. In the event of any inconsistency between this Amendment and the Loan Documents or the Forbearance Agreement, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the day and year first written above.

CAPITALSOURCE FINANCE LLC,		WORLD HEALTH STAFFING, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Keith D. Reuben	By:	/s/ M. Benjamin Jones
Name:	Keith D. Reuben	Name:	M. Benjamin Jones
Title:	Managing Director	Title:	Restructuring Officer

WORLD HEALTH ALTERNATIVES, INC., a Florida corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer

BETTER SOLUTIONS, INC., a Pennsylvania corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer

JC NATIONWIDE, INC., a Delaware corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer

MEDTECH MEDICAL STAFFING OF NEW ENGLAND, INC., a Delaware corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer

MEDTECH FRANCHISING, INC., a Delaware corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer

WORLD HEALTH STAFFING, INC., a California corporation

By:	/s/ M. Benjamin Jones
Name:	M. Benjamin Jones
Title:	Restructuring Officer